6,000,000 Shares

BANKATLANTIC BANCORP, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

EXECUTION COPY

December 13, 2001

Lehman Brothers Inc.
As Representative of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Dear Sirs and Mesdames:

                  BankAtlantic Bancorp, Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell 6,000,000 shares (the “Firm Stock”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) to Lehman Brothers Inc. (the “Representative”) and the other underwriters named in Schedule 1 hereto (collectively, with the Representative, the “Underwriters”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 900,000 shares of its Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Stock” and, together with the Firm Stock, the “Stock”). This is to confirm the agreement between the Company and the Underwriters concerning the offer, issue and sale of the Stock.

                  Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 setting forth the information with respect to the Company and the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to the Representative on behalf of the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means the prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the

Representative pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Stock. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Registration Statement, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus (the “Incorporated Documents”) complied when filed or will comply when so filed in all material respects to the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and none of such documents contained or will contain when filed an untrue statement of a material fact or omitted or will omit when filed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus (or any amendments or supplements thereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(e) Each of the Company and its subsidiaries (for the purposes of this agreement, a “subsidiary” shall only refer to a company or other entity in which the Company owns, directly or indirectly, more than 50% of the equity interest in such company or other entity) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, partnership or limited partnership, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, has all corporate power and authority necessary to own, lease or hold its respective properties and to conduct the businesses in which it is engaged and is duly qualified to do business and is in good standing as a foreign corporation, limited liability company, partnership, or limited partnership in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where any failure to be so qualified or in good standing as a foreign corporation would not, individually or in the aggregate, result in a material adverse effect on the assets, business, operations, earnings, properties, prospects or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company other than BankAtlantic, Levitt Corporation and Ryan, Beck & Co., LLC (“Ryan Beck”) is a “significant subsidiary”, as such term is defined in Rule 405 of the Securities Act.

(f) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and no holder will be subject to personal liability by reason of being such a holder; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, “Liens”) of any nature, except that the subsidiaries Heartwood Holdings Inc. and Levitt at Amherst, Inc. are not wholly owned. There has been no change in the authorized capitalization of the Company or any of its subsidiaries since the date indicated in the Prospectus except changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment and stock purchase plans.

(g) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and reserved for issuance and, when issued and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable; the issuance of such shares of Stock will not be subject to any preemptive or similar rights; and the Stock will conform to the descriptions thereof contained in the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Stock are, and upon issuance of the Stock by the Company, the Stock will be, subject to official notice of issuance, listed on the New York Stock Exchange.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of (ii) or (iii) above, for such violations, defaults, or failures which would not reasonably be expected to result in a Material Adverse Effect.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and issuance of the Stock, as applicable, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien or charge upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation, default, Lien or charge would not have a Material Adverse Effect; (ii) contravene the Restated Articles of Incorporation or Bylaws of the Company or (iii) result in the violation of any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the issuance of the Stock, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Stock and except where any such violation or failure to obtain a consent or other approval would not cause a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(m) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus that is not so described.

(n) There are no (i) legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or (ii) contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(o) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any currently outstanding options, warrants or rights or the conversion of currently outstanding convertible securities) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth, described or contemplated in the Prospectus.

(p) KPMG LLP are independent certified public accountants with respect to the Company and its subsidiaries and, to the best of the Company’s knowledge, Crowe, Chizek & Company LLP are independent certified public accountants with respect to Community Savings Bankshares, Inc. (“Community”) each (i) as required by the Securities Act and the Rules and Regulations and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. The historical and pro forma financial statements (including the related notes) contained or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act; such historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Prospectus (other than the historical and pro forma financial information of Community) is derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects the information purported to be shown thereby. The other statistical information and data included or incorporated by reference in the Prospectus are, in all material respects, fairly presented.

(q) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all Liens and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(r) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is generally deemed adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(s) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course in each case where such revocation, modification or failure of renewal would have a Material Adverse Effect.

(t) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with any asserted rights of others; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(u) The Company is not involved in any strike, job action or labor dispute with any group of employees that might reasonably be expected to result in a Material Adverse Effect, and, to the Company’s knowledge, no such action or dispute is threatened.

(v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), except for any noncompliance which would not reasonably be expected to result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Internal Revenue Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter as to its qualification under the Internal Revenue Code and nothing has occurred, whether by action or by failure to act, that would cause the revocation of such letter.

(w) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(x) Since the date as of which information is given in the Prospectus through the date hereof, and except as disclosed in the Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, other than liabilities and obligations which were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not reasonably be expected to result in, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not reasonably be expected to result in a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(bb) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or a company controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of such securities.

(dd) The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended; the deposit accounts of the Company’s depository institution subsidiary is insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of the Company’s knowledge, threatened; and neither the Company nor any of its subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Office of Thrift Supervision (the “OTS”), the FDIC or any other federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies.

(ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  Section 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 6,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 900,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule

1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

                  The price of both the Firm Stock and any Option Stock shall be $7.798 per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  Section 3. Offering of Stock by the Underwriters.

                  Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representative for the account of each Underwriter, or delivery to a securities intermediary designated by the Representative of such certificates and crediting to the Representative's securities account at such securities intermediary for the account of the several Underwriters of security entitlements in respect of the Stock, against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part on one occasion only by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M. New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

                  Section 5. Further Agreements of the Company. The Company agrees:

(a) To advise the Underwriters promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to, or changes in, the Registration Statement or the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) If, during such period after the first date of the public offering of the Stock as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Stock may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(c) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the

Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the case of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use its reasonable best efforts to prevent the issuance of any such order and, if any such suspension is issued to obtain the lifting thereof at the earliest possible time;

(d) To furnish promptly upon reasonable request to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(e) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus;

(f) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus or any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Rules and Regulations, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Stock, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, except that such consent shall not be unreasonably withheld in the case of any document incorporated by reference;

(g) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(h) Promptly from time to time, to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(i) For a period of two years following the First Delivery Date, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Representative with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

(j) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock; options issued by the Company in the ordinary course under any stock option or incentive plans outstanding on the date hereof; Common Stock issued by the Company upon the exercise of an option, warrant or right or the conversion of a security outstanding on the date hereof; Common Stock issued by the Company as consideration for the purchase of any business or assets; Common Stock issued by the Company to its employees or directors or as dividends on the Common Stock or the Company’s Class B Common Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representative on behalf of the Underwriters; and to cause each executive officer and director of the Company to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “lock-up agreements”), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock sold or transferred to the Company by its directors or executive officers in connection with the exercise of an option, warrant or right outstanding on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date hereof, without the prior written consent of the Representative on behalf of the Underwriters;

(k) To use its best efforts to have the Stock approved by the New York Stock Exchange (“NYSE”) for listing prior to the First Delivery Date;

(l) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Stock;

(m) To use its best efforts to cause the Stock to be accepted for clearance and settlement through the facilities of The Depository Trust Company;

(n) To apply the net proceeds from the issuance of the Stock as set forth under “Use of Proceeds” in the Prospectus; and

(o) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an “investment company” as defined under the Investment Company Act.

                  Section 6. Expenses. The Company agrees to pay or cause to be paid the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated (other than pursuant to Section 10):

(a)	the costs incurred by the Company or its subsidiaries incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;

(b)	the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;

(c)	the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;

(d)	the costs of producing and distributing this Agreement and the terms of any other agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other means of communication;

(e)	the filing fees incident to securing the review by the NYSE and the National Association of Securities Dealers, Inc., of the terms of sale of the Stock and any applicable listing or other fees;

(f)	the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters);

(g)	the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and

(h)	all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided that, except as provided in this Section 6, Section 8 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

                  Section 7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(c); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, contains an untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Underwriters shall have obtained all necessary or required approvals from the National Association of Securities Dealers, Inc.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Prospectus, the Stock, and all other legal matters relating to the offering, issuance and sale of the Stock and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., outside counsel to the Company, shall have furnished to the Underwriters its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) The Company and each of its significant subsidiaries (except for Ryan Beck) have been duly incorporated and are validly existing as corporations, limited liability companies, limited partnerships or partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged and, to such counsel’s knowledge, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or partnerships, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where any such failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to result in a Material Adverse Effect;

(ii) The Company has an authorized capitalization as set forth in the Prospectus;

(iii) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act specified in such opinion on the date specified therein; and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

(iv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date, the Incorporated Documents and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission complied as to form in all material respects with the requirements of Securities Act and the Exchange Act, as applicable;

(v) To such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations, which have not been described or filed as exhibits to the Registration Statement;

(vi) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly taken;

(vii) This Agreement has been duly executed and delivered by the Company;

(viii) The Stock has been duly and validly authorized, and when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Stock will not be subject to any preemptive or similar rights under Federal or Florida law or the Company’s Restated Articles of Incorporation or Bylaws;

(ix) The descriptions in the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements (A) in the Prospectus under the captions “The Offering”, “Description of Capital Stock” and “Plan of Distribution”, (B) in the Registration Statement under Item 15, (C) in “Item 3 — Legal Proceedings” of the Company’s most recent annual report on Form 10-K incorporated by reference in the Prospectus and (D) in “Item 1 — Legal Proceedings” of Part II of the Company’s quarterly reports on Form 10-Q, if any, filed since such annual report, in each case only insofar as such statements constitute summaries of the legal matters, documents, conclusions or proceedings referred to therein in each case in all material respects, fairly present the information called for with respect to such legal matters, documents, conclusions and proceedings and fairly summarize in all material respects the matters referred to therein; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries (except for Ryan Beck) is a party or to which any of the properties of the Company or any of its subsidiaries (except for Ryan Beck) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

(x) The issuance and sale of the Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries (except for Ryan Beck) is a party or by which the Company or any of its subsidiaries (except for Ryan Beck) is bound or to which any of the property or assets of the Company or any of its subsidiaries (except for Ryan Beck) is subject, except as would not reasonably be expected to result in a Material Adverse Effect or (B) result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any of its significant subsidiaries (except for Ryan Beck) or any statute or any order, rule or regulation known to such counsel of any court, governmental agency, body having jurisdiction over the Company or any of its significant subsidiaries (except for Ryan Beck) or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules and regulations of the NYSE, the rules and regulations of the NASD and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the issuance of the Stock by the Company and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(xi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

(xii) the Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act and the deposit accounts of the Company’s depository institution subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to such counsel’s knowledge, threatened; and

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Florida and the Florida Business Corporation Act and that, with respect to the opinion set forth in clause (B) of paragraph (x) regarding violations of any statute, such opinion is limited to those statutes which such counsel believes, based upon their knowledge of the Company and its businesses as currently conducted and as described in the Prospectus, are applicable to the matters covered by such opinion. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, such counsel participated in conferences with officers and other representatives of the Company, the Company’s independent accountants and the Underwriters and their counsel, at which the contents of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference were discussed, and while such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus, except as explicitly set forth above; (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that (i) the Registration Statement (except for the financial statements and financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus (except as stated above), as of the applicable Delivery Date and as supplemented or amended to date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Pitney, Hardin, Kipp & Szuch LLP, outside counsel to Ryan Beck, shall have furnished to the Underwriters its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) Ryan Beck has been duly organized and is validly existing as a limited liability company in good standing under the laws of New Jersey, has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged, and, to such counsel’s knowledge is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except where any such failure to be so qualified and in good standing as a foreign company would not reasonably be expected to result in a Material Adverse Effect.

(ii) Such counsel does not know of any legal or governmental proceedings pending or threatened to which Ryan Beck is a party or to which any of its properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

(iii) The issuance and sale of the Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with this Agreement and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which Ryan Beck is a party or by which Ryan Beck is bound or to which any of the property or assets of Ryan Beck is subject, except as would not reasonably be expected to result in a Material Adverse Effect or (B) result in any violation of the provisions of the Certificate of Formation or Operating Agreement of Ryan Beck or any statute or any order, rule or regulation known to such counsel of any court, governmental agency, body having jurisdiction over Ryan Beck or any of its properties or assets; and

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of New Jersey and that, with respect to the opinion set forth in clause (B) of paragraph (iii) regarding violations of any statute, such opinion is limited to those statutes which such counsel believes, based upon their knowledge of Ryan Beck and its businesses as currently conducted and as described in the Prospectus, are applicable to the matters covered by such opinion.

(f) Simpson Thacher & Bartlett, shall have furnished to the Underwriters its written opinion, as special counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(g) At the time of execution of this Agreement, the Underwriters shall have received from each of (i) KPMG LLP and (ii) Crowe, Chizek & Company LLP (collectively, the “Accountants”) a letter or letters, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

(h) With respect to the letters of the Accountants referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial comfort letter”), the Company shall have furnished to the Underwriters letters (the “bring-down comfort letter”) of each such Accountant, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i) The lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representative and each of the directors and executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Delivery Date.

(j) The Company shall have furnished to the Representative a certificate, dated the applicable Delivery Date, of its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to the Representative, stating that:

(i) the representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct as of such Delivery Date in all material respects; and the Company has complied in all material respects with all its agreements contained herein and has satisfied in all material respects all of the conditions on its part to be performed or satisfied prior to or on such Delivery

Date; and the conditions set forth in Sections 7(a), 7(m) and 7(n) have been fulfilled; and

(ii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and which was not so set forth.

(k) The NYSE shall have approved the Stock for listing, subject only to official notice of issuance.

(l) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request to evidence compliance with the conditions set forth in this Section 7.

(m) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (B) since such date there shall not have been any change in the capital stock (other than as a result of the exercise of any currently outstanding options, warrants or rights or the conversion of currently outstanding convertible securities) or increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

(n) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the case of (iii) or (iv), in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  Section 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock and any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; provided, further, that with respect to any preliminary prospectus, the foregoing indemnity in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Stock, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly on demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Underwriters (in the case that the indemnified party is the Representative) and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and those Underwriters (in the case that the indemnified party is the Representative), directors, officers, employees and controlling persons to be jointly represented by separate counsel because there may be defenses available to such parties which are different from or in addition to those available to the indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party, provided that the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for any one action or group of related actions. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  Section 9. Defaulting Underwriters.

                  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase on such delivery date the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Option Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 who, pursuant to this Section 9, purchases what a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(m), 7(n) or 7(o), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  Section 11. Reimbursement of Underwriters’ Expense. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more

Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Syndicate Department (Fax: 201-524-5980), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th floor, New York, New York 10022 (Fax: 212-526-2648); and with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Lee Meyerson, Esq. (Fax: 212-455-2502; Telephone 212-455-2000);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: James A. White (Fax: 954-763-4764) and with a copy to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida, 33130, Attention: Alison W. Miller, Esq. (Fax: 305-789-3395; Telephone 305-789-3200);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative on behalf of the Representative.

                  Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors and officers of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 15. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  Section 16. Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of New York.

(b) Each of the Underwriters and the Company hereby further agrees that service of process, summons, notice of document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any court.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BANKATLANTIC BANCORP, INC.

By Name: Title:

Accepted:
LEHMAN BROTHERS INC.
For itself and as Representative
  of the several Underwriters named
  in Schedule 1 hereto
BY LEHMAN BROTHERS INC.

By
      Authorized Representative

SCHEDULE 1

Number of Shares of
Firm Stock to be
Underwriters	Purchased

Lehman Brothers Inc.	3,000,000

Friedman, Billings, Ramsey & Co., Inc.	1,200,000

Ryan, Beck & Co., LLC	1,200,000

Stephens Inc.	600,000

Total	6,000,000

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RYAN, BECK & CO., LLC
STEPHENS INC.
c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Dear Sirs and Mesdames:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (collectively, the “Underwriters”) of shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of BankAtlantic Bancorp, Inc., a Florida corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public pursuant to the Underwriting Agreement (the “Offering”).

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person within 90 days after the date of the final prospectus relating to the Offering of) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than Common Stock sold or transferred to the Company by the undersigned in connection with the exercise of an option, warrant or right outstanding on the date hereof) or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days after the date of the final prospectus relating to the Offering.

         In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In addition, it is understood that if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

         This Agreement shall be governed by, and construed in accordance with, the laws of New York.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[NAME]

By: Name: Title:

Dated: